EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement No. 333-[_____] on Form S-1 of our report dated March 30, 2009 relating to the financial statements of Adherex Technologies Inc., which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

CHARTERED PROFESSIONAL ACCOUNTANTS, LICENSED PUBLIC ACCOUNTANTS

Ottawa, Canada

May 8, 2014